Exhibit (11) under N-1A
                         Exhibit 23 under Item 601/Reg SK







               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated November 13, 1995 on the statement of assets and liabilities in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A No. 33-50773) and the related Prospectus of Federated Government Total Return Fund (a Portfolio of Federated Total Return Series, Inc.) dated November 30, 1995.




/s/Ernst & Young LLP
      Ernst & Young LLP
Pittsburgh, Pennsylvania